EXHIBIT 10.1
                                                                    ------------

                    RESIGNATION AGREEMENT AND GENERAL RELEASE
                    -----------------------------------------

     This RESIGNATION AGREEMENT AND GENERAL RELEASE (the "Agreement") is made as of the 14th day of November, 2001 by and between Presstek, Inc. (the "Company"), and Neil M. Rossen ("Mr. Rossen").

     WHEREAS, Mr. Rossen has been employed by the Company as a senior executive;

     WHEREAS, Mr. Rossen desires to resign from employment with the Company and all positions he holds at the Company or its affiliates or subsidiaries, including his membership on the Board of Directors of the Company's subsidiary, Lasertel, Inc. ("Lasertel");

     WHEREAS, the Company and Mr. Rossen desire to specify the terms and conditions of his resignation from employment with the Company and all positions he holds at the Company or its affiliates and subsidiaries.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the parties hereto agree as follows.

     1.   Employment/Director/Officer Status.
          ----------------------------------

          (a) Resignation Date. Effective as of December 31, 2001 (the "Resignation Date"), Mr. Rossen shall resign from (a) his employment with the Company; (b) his officer position as Vice President and Chief Financial Officer of the Company and any other officer positions with the Company that he may hold; (c) his position as a member of the Board of Directors of Lastertel; and
(d) all duties associated with such positions and status. Simultaneously with execution of this Agreement, Mr. Rossen will execute a letter in the form attached hereto as Schedule A tendering his resignation from his officer positions with the Company and his membership on the Board of Directors of Lasertel.

          (b) Termination of Benefits. As of the Resignation Date, Mr. Rossen's salary shall cease, and any entitlement he has or might have had under any Company-provided benefit plan, program, contract or practice shall terminate, except as otherwise described below or as otherwise required by law.

          (c) Payments of Accrued Obligations. On the Resignation Date, the Company will provide Mr. Rossen with a check for his final earned, unpaid salary and his unused earned time off accrued through the Resignation Date. In addition, provided that within two weeks after his Resignation Date Mr. Rossen submits to the Company an expense report and itemized documentation to the Company's satisfaction for all final expenses incurred on behalf of the Company, the Company will reimburse Mr. Rossen for such expenses within two weeks after he submits such documentation, all to be done in accordance with the Company's expenses-related policies and /or practices.

          (d) No Other Rights. Mr. Rossen and the Company acknowledge and agree that other than the Stock Options discussed in Section 2(c) hereof, Mr. Rossen is not entitled to any options to purchase, rights to purchase or other rights convertible into the capital stock of the Company and/or any of its subsidiaries or affiliates, or to any securities of, shares of capital stock of, and/or any other form of equity in, the Company and/or any of its subsidiaries or affiliates.

          (e) Ongoing Obligations. Mr. Rossen hereby affirms his ongoing obligations pursuant to the Employee Work Product and Non-Disclosure Agreement executed by Mr. Rossen and the Company on July 16, 1998 (the "Non-Disclosure Agreement") which shall remain in effect in accordance with its terms and conditions. A copy of the Non-Disclosure Agreement is attached hereto as Schedule B.

     2. Consideration. In exchange for and in consideration of Mr. Rossen's execution of this Agreement and contingent upon (i) Mr. Rossen's compliance with all provisions of this Agreement, including but not limited to the Non-Disclosure Agreement; and (ii) this Agreement not being revoked pursuant to
Section 9 hereof, the Company agrees to provide Mr. Rossen with the following:

          (a) Severance. The Company will provide Mr. Rossen with a gross severance payment of $6,923.08 per month for the twelve months following the Resignation Date, which severance payments shall cumulatively total the gross amount of $180,000 (the "Severance Payments").

          (b) COBRA Payments. The Resignation Date shall be the date of the "qualifying event" under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") for purposes of medical insurance continuation. If Mr. Rossen elects to continue medical and dental insurance coverage in accordance with the provisions of COBRA, the Company agrees to pay Mr. Rossen's COBRA premiums for the shorter period of (i) twelve (12) months following the Resignation Date or
(ii) the period from the Resignation Date through the date on which Mr. Rossen becomes covered under another group insurance plan, all subject to the terms and conditions set forth in COBRA. After the expiration of such time period, Mr. Rossen will be solely responsible for any and all payments for any period of continued medical insurance coverage under COBRA. Mr. Rossen will receive additional COBRA information under separate cover.

          (c) Stock Options. During Mr. Rossen's employment with the Company, he was granted the following stock options (collectively, the "Stock Options"):
On June 22, 1998, an incentive stock option to purchase 28,000 shares of common stock of the Company (the "6/22/1998 Incentive Stock Option"); on June 22, 1998, a non-qualified stock option to purchase 60,000 shares of common stock of the Company (the "6/22/1998 Non-Qualified Stock Option"); on June 14, 1999, a non-qualified stock option to purchase 15,000 shares of common stock of the Company (the "6/14/1999 Non-Qualified Stock Option"); and on May 25, 2000, a non-qualified stock option to purchase 50,000 shares of common stock of the Company (the "5/25/2000 Non-Qualified Stock Option"). The Company agrees to accelerate the vesting of each of the four Stock Options so that as of the Resignation Date, the Stock Options are vested to include the number of shares that would have vested in the calendar year 2002 had Mr. Rossen remained



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employed with the Company through December 31, 2002. Accordingly, as of the
Resignation Date, Mr. Rossen shall be vested in each the respective Stock Options as follows:

     o    6/22/1998 Incentive Stock Option: 28,000 Vested Shares
     o    6/22/1998 Non-Qualified Stock Option: 45,000 Vested Shares
     o    6/14/1999 Non-Qualified Stock Option: 11,250 Vested Shares
     o    5/25/2000 Non-Qualified Stock Option: 25,000 Vested Shares

     The Company further agrees to extend the time period within which Mr. Rossen may exercise the Stock Options until December 31, 2002. Any Vested Shares that are not exercised by Mr. Rossen by December 31, 2002 shall be forfeited. Moreover, as of the Resignation Date, any and all unvested shares of the Stock Options (a total of 43,750 unvested shares) shall be unexercisable, and shall be terminated and forfeited by Mr. Rossen. Other than as set forth herein, each Stock Option shall continue to be governed by (i) the respective written stock option agreement pursuant to it was granted, as such agreement was executed by Mr. Rossen and the Company and as may be amended, and (ii) the applicable Company Stock Option Plan(s), as may be amended (collectively, the "Option Documents").


     EACH OF THE OPTION AGREEMENTS IS HEREBY AMENDED BY THIS AGREEMENT, IN THE MANNER SET FORTH ABOVE, TO ACCELERATE A PORTION OF THE STOCK OPTIONS THAT OTHERWISE VEST DURING THE CALENDAR YEAR 2002 AND WHICH WILL BECOME EXERCISABLE FOLLOWING THE RESIGNATION DATE UNTIL DECEMBER 31, 2002, AND THIS AGREEMENT SHALL SERVE AS THE AMENDMENT TO EACH OF THE OPTION AGREEMENTS. MR. ROSSEN ACKNOWLEDGES AND AGREES THAT, CONSISTENT WITH THE TERMS OF THE OPTION DOCUMENTS, UPON EXERCISE OF ANY STOCK OPTION BY MR. ROSSEN, THE COMPANY SHALL HAVE THE RIGHT TO DEDUCT FROM PAYMENTS OF ANY KIND OTHERWISE DUE TO MR. ROSSEN, ANY FEDERAL, STATE OR LOCAL TAXES OF ANY KIND REQUIRED BY LAW TO BE WITHHELD WITH RESPECT TO ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF ANY STOCK OPTIONS. THE COMPANY MAY ELECT TO SATISFY SUCH OBLIGATION, IN WHOLE OR IN PART, (I) BY CAUSING TO WITHHOLD SHARES OF COMMON STOCK OTHERWISE ISSUABLE PURSUANT TO THE EXERCISE OF A STOCK OPTION, OR (II) BY REQUIRING DELIVERING TO THE COMPANY SHARES OF COMMON STOCK ALREADY OWNED BY MR. ROSSEN TO SATISFY THE OBLIGATION (AND WHICH ARE NOT SUBJECT TO ANY REPURCHASE OR FORFEITURE REQUIREMENTS). THE SHARES SO DELIVERED OR WITHHELD SHALL HAVE A FAIR MARKET VALUE SUFFICIENT TO SATISFY SUCH WITHHOLDING OBLIGATION AS OF THE DATE THAT THE AMOUNT OF TAX TO BE WITHHELD IS DETERMINED.

          (d) Car Lease Payments. The Company agrees that through December 31, 2002 (i) Mr. Rossen may continue to use the Company-leased car that he currently uses (the "Car"); and (ii) the Company will continue to pay the monthly Car lease payments on behalf of Mr. Rossen; provided that through December 31, 2002, Mr. Rossen assumes responsibility for, and pays for, all costs, fees and/or expenses associated with the Car (except for the lease and insurance payments) including, but not limited to, those relating to maintenance, repairs, gas, parking, inspection and/or registration. Mr. Rossen and the Company agree that any such expense, cost and/or fee not paid by Mr. Rossen will be deducted from the Severance Payments. Mr. Rossen and the Company further agree that on or before December 31, 2002, Mr. Rossen shall be obligated to return the Car to the Company in substantially the same condition as the condition of the Car on the Resignation Date. Should Mr. Rossen fail to comply with his obligations set forth in the

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previous sentence, Mr. Rossen will be obligated to immediately indemnify the
Company for any and all liabilities, costs, attorneys' fees or other expenses incurred by the Company as a result of or in connection with Mr. Rossen's failure to comply with such obligations.

          (e) Transfer of Property. On the Resignation Date, the Company shall transfer to Mr. Rossen title to and possession of the Palm Pilot and cellular phone that he has been using in connection with his employment with the Company. Mr. Rossen and the Company agree that Mr. Rossen shall pay for any phone bills and/or other costs or expenses associated with the cellular phone that are incurred after the Resignation Date, and that as of the Resignation Date, the Company shall cause Mr. Rossen to be named on the agreement with the cellular phone company as the party responsible for all payments and all other obligations regarding the cellular phone.

               (i) The parties agree that the combined value of the Palm Pilot and cellular phone is $500.00. Mr. Rossen hereby authorizes the Company to deduct any tax withholdings applicable to the transfer of such property from any payments to be made by the Company after the Resignation Date pursuant to this Agreement. As of the transfer, all risk of damage or loss with respect to such Palm Pilot and cellular phone shall rest with Mr. Rossen. The Palm Pilot and cellular phone shall be transferred to Mr. Rossen "as is," with no representations or warranties, express or implied, being made to Mr. Rossen (including warranties of merchantability or fitness for a particular purpose) and, without limiting the generality of the foregoing in any way, in no event shall the Company be liable for any consequential, special, punitive or other damages in connection with this transfer of the Palm Pilot and cellular phone.

               (ii) Mr. Rossen represents and warrants that by the Resignation Date, he will delete all confidential, trade secret and/or proprietary information of the Company that may be stored on the Palm Pilot, in accordance with Section 7 of this Agreement and Mr. Rossen's obligations contained in the Nondisclosure Agreement.

          (f) Taxes. All payments made or benefits provided pursuant to Sections 1 and 2 of the Agreement will be subject to all applicable federal, state, and local income, withholding, payroll and other taxes.

     3.   General Release.
          ---------------

          (a) In exchange for the payments and benefits described in Section 2 hereof, as well as the release set forth in Section 3(b) hereof, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Mr. Rossen hereby agrees that he, his representatives, agents, estate, heirs, administrators, agents, attorneys, successors and assigns (collectively and individually, the "Rossen Releasors"), absolutely and unconditionally hereby release, remise, indemnify, hold harmless and forever discharge the Company and its predecessors, successors, subsidiaries (including but not limited to Lasertel), divisions, affiliates, assigns, investors, benefit plans and insurers, as well as the current and former directors, shareholders, stockholders, officers, employees, attorneys, representatives and/or agents of any such entities, both individually and in their official capacities (collectively and individually, the "Company Parties"), from any and all "Claims" that the Rossen Releasors have, may have or have

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
had against the Company Parties through the date that Mr. Rossen executes this Agreement, whether or not specifically enumerated in this Agreement.

          (b) In exchange for general release by the Rossen Releasors as set forth above in Section 3(a) hereof, the Company and its predecessors, successors, subsidiaries (including but not limited to Lasertel), affiliates, divisions and assigns (the "Company Releasors"), absolutely and unconditionally hereby release, remise, indemnify, hold harmless and forever discharge the Rossen Releasers from any and all Claims that the Company Releasors have, may have or have had against the Rossen Releasors. Provided, however, that nothing in this Agreement shall be construed to, and the Company Releasors shall not, release the Rossen Releasors from any claims the Company Releasors have, may have or have had arising out of or concerning any obligations Mr. Rossen may have, whether under statute, agreement (including without limitation the Non-Disclosure Agreement) or common law, relating to noncompetition; nonsolicitation of customers, employees or other third parties; and/or the theft, misuse or misappropriation of corporate opportunities, trade secrets, confidential information, proprietary and/or intellectual property of the Company Releasors.

          (c) For purposes of this Agreement, "Claims" shall mean any and all actions or causes of action, suits, claims, complaints, contracts, liabilities, obligations, agreements, promises, debts, damages, judgments, rights, demands and remedies of any type, whether existing or contingent, known or unknown, in law or in equity, including, but not limited to, those arising out of or in connection with: (i) any relationship between Mr. Rossen and the Company, including, but not limited to, Mr. Rossen's status as an employee, stockholder, officer or director of the Company, its subsidiaries, divisions and/or affiliates, or any change in and/or cessation of any such relationship; (ii) any federal, state or local law, constitution or regulation regarding either employment or employment discrimination and/or retaliation including, without limitation, those concerning discrimination on the basis of race, color, age, handicap, physical or mental disability, creed, religion, sex, sex harassment, sexual orientation, marital status, national origin, ancestry, veteran status, military service and/or application for military service; (iii) any federal, state or local law, constitution or regulation regarding stock, options or rights to purchase stock, equity, ownership interests and/or securities; and/or
(iv) any contract, whether oral or written, express or implied, any tort, and/or any other statute or common law of any nature whatsoever. Provided, however, that no party shall waive any Claims that may relate to or arise under this Agreement and its attached schedules.

     4. Waiver of Rights and Claims Under the Age Discrimination in Employment Act of 1967: Because Mr. Rossen is 40 years of age or older, Mr. Rossen is hereby informed that he has or might have specific rights and/or claims under the Age Discrimination in Employment Act of 1967 ("ADEA") and Mr. Rossen agrees that:

          (a) In exchange for the consideration described in this Agreement, to which he is not otherwise entitled, Mr. Rossen specifically waives such rights and/or claims to the extent that such rights and/or claims arose prior to or on the date this Agreement was executed;

          (b) Mr. Rossen understands that he does not waive any rights or claims under the ADEA that may arise after the date he executes this Agreement;



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
          (c) Mr. Rossen hereby is advised of the right to consult with his counsel of choice prior to executing this Agreement and Mr. Rossen agrees and acknowledges that he has not been subject to any undue or improper influence interfering with the exercise of his free will in executing this Agreement; and

          (d) Mr. Rossen has 21 days within which to consider and execute this Agreement, and the 21-day period will not be affected by any modifications, whether material or immaterial, that may be made to this Agreement.

     5. Settlement of Amounts Due. Mr. Rossen accepts the payments and benefits set forth in this Agreement, together with any payments and benefits previously provided by the Company to him, as full, complete and unconditional payment, settlement, accord and/or satisfaction of any and all obligations and liabilities of the Company Parties to Mr. Rossen, and with respect to all Claims that could be asserted by Mr. Rossen against the Company Parties arising out of Mr. Rossen's employment and/or other relationship with the Company, its subsidiaries and/or affiliates, or any change in and/or cessation of such employment or relationship, including, without limitation, any and all Claims for wages, salary, vacation pay, compensation, draws, incentive pay, bonuses, stock, stock options, deferred compensation, commissions, severance pay, attorney's fees, ownership or equity interests in the Company, exemplary damages or other benefits, costs or sums.

     6.   Future Conduct.
          --------------

          (a) Confidentiality. Mr. Rossen agrees that he shall not divulge or publish, directly or indirectly, any information regarding the substance, terms or existence of this Agreement and/or any discussions or negotiations relating to this Agreement to any person or entity other than his attorneys, accountants, financial advisors or members of his immediate family. The Company agrees that it shall not divulge or publish, directly or indirectly, any information regarding the substance, terms or existence of this Agreement and/or any discussions or negotiations relating to this Agreement to any person or entity other than (i) its attorneys, accountants, financial advisors and directors;
(ii) any employee of the Company or its subsidiaries and/or affiliates who needs to know such information in order to perform his/her job responsibilities; and
(iii) as required by federal, state or local law, regulation, guidance or ordinance.

          (b) Nondisparagement. Mr. Rossen agrees that he shall not make any disparaging, negative or otherwise detrimental statements to any person (including any employee of the Company or its subsidiaries and/or affiliates) or entity concerning the Company or its subsidiaries and/or affiliates and/or their respective operations, financial condition, directors, officers, shareholders and/or employees. The officers and directors of the Company agree that they shall not make any disparaging, negative or otherwise detrimental statements to anyone concerning Mr. Rossen.

          (c) Communications. Nothing in this Agreement shall prohibit or bar the parties from providing truthful testimony in any legal proceeding or in communicating with any governmental agency or representative or from making any truthful disclosure required under law;


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provided, however, that in providing such testimony or in making such disclosures or communications, the parties will use their best efforts to ensure that this Section is complied with to the maximum extent possible. Moreover, nothing in this Agreement shall prevent Mr. Rossen from contacting, seeking assistance from or participating in any proceeding before any federal or state administrative agency to the extent permitted by applicable federal, state and/or local law. However, notwithstanding this provision, Mr. Rossen will be prohibited to the fullest extent authorized by law from obtaining monetary damages in any agency proceeding in which he does so participate.

     7. Company Confidential Information and Property. Mr. Rossen agrees that by the Resignation Date, he will return to the Company all confidential information, and property and materials of the Company (including its subsidiaries and/or affiliates), including, but not limited to, company records, documents or other information, along with all copies thereof, and all computer storage media containing any such records, documents or other information, all pagers, cellular telephones, personal computer equipment and software, company credit cards, gas cards, telephone charge cards, building keys and/or passes and any other equipment belonging to the Company (except for the cellular phone and Palm Pilot described in Section 2(e) hereof). Mr. Rossen agrees that in the event he discovers any other Company materials in his possession after the date he executes this Agreement, he will immediately return such materials to the Company.

     8.   General.
          -------

          (a) Entire Agreement. The parties agree that no other terms, conditions, representations, agreements, understandings, or promises have been made that are not contained herein, and that this Agreement, including its attached Schedules and the Option Documents, represents the full and complete understanding between them. Moreover, this Agreement, including its attached Schedules and the Option Documents, sets forth the complete, sole and entire agreement between the parties, and supersedes and cancels any and all prior or contemporaneous agreements, negotiations, discussions, offers, understandings, proposals, or understandings by or between the parties, whether oral or written, express or implied, including, without limitation, the May 21, 1998 offer letter from the Company to Mr. Rossen. The language of all parts of this Agreement shall in all cases be construed as a whole in accordance with its fair meaning and not strictly for or against either party hereto.

          (b) No Modification/Waiver/Assignment. This Agreement may not be changed, amended, modified, superseded or rescinded except upon the express written and signed consent of the President of the Company and Mr. Rossen. The failure by a party to exercise any right hereunder shall not operate as a waiver of such party's right to exercise such right or any other right in the future. Mr. Rossen may not assign any of his rights or delegate any of his duties under this Agreement, but this Agreement shall be binding upon and inure to the benefit of Mr. Rossen's successors, heirs, assigns, administrators, executors and representatives. This Agreement may be assigned to, and shall be binding upon and inure to the benefit of, the successors and assigns of the Company. Each party hereto shall pay his or its own attorney's fees in connection with the drafting and negotiation of this Agreement, including its attached schedules.

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
          (c) Severability/Reformation. In the event that any provision of this Agreement is determined by a tribunal of competent jurisdiction to be legally invalid, void or voidable, the affected provision shall be stricken from the Agreement, and the remaining terms of the Agreement and its enforceability shall remain unaffected thereby; provided, however, that if such affected provision is
Section 3 and/or 4 hereof, the parties, upon returning the consideration exchanged in the execution of this Agreement, may discontinue performance under this Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held by a tribunal of competent jurisdiction to be excessively broad or otherwise unenforceable at law, such provision or provisions shall be reformed and construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

          (d) Governing Law. This Agreement shall in all respects be interpreted, enforced and governed under and in accordance with the laws of the State of New Hampshire, without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

          (e) Headings/Counterparts. The paragraph headings used in this Agreement are included solely for convenience and shall not affect or be used in connection with the interpretation of this Agreement. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which will be deemed one and the same instrument.

     9. Effective Date: After signing this Agreement, Mr. Rossen may revoke it for a period of seven (7) days following said signing. This Agreement shall not become effective or enforceable until the revocation period has expired.

MR. ROSSEN REPRESENTS THAT HE HAS READ THE FOREGOING AGREEMENT, THAT HE FULLY UNDERSTANDS THE TERMS AND CONDITIONS OF SUCH AGREEMENT AND THAT HE IS VOLUNTARILY EXECUTING THE SAME. MR. ROSSEN ACKNOWLEDGES THAT IN ENTERING INTO THIS AGREEMENT, HE IS NOT RELYING ON ANY REPRESENTATION, PROMISE OR INDUCEMENT MADE BY THE COMPANY OR ITS ATTORNEYS, WITH THE EXCEPTION OF THE CONSIDERATION DESCRIBED IN THIS DOCUMENT.

     IN WITNESS WHEREOF, the parties hereby execute this Resignation Agreement and General Release as of the day, month and year first written above.




                                         /s/ Neil Rossen
                                         ---------------------------------------
                                         Neil Rossen



                                         PRESSTEK, INC.

                                         By: /s/ Robert W. Hallman
                                             -----------------------------------
                                             Robert W. Hallman
                                             President & Chief Executive Officer






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

                          [PRESSTEK LOGO APPEARS HERE]


                                   SCHEDULE A


                                                              November 14, 2001


Presstek, Inc.
55 Executive Drive
Hudson, NH  03051
Attention:  Chief Executive Officer


Lasertel, Inc.
7775 N. Casa Grande Highway
Tucson, AZ  85743
Attention:  Board of Directors


Gentlemen:

     Effective December 31, 2001, I hereby resign from my officer positions of Vice President and Chief Financial Officer and any other officer positions I hold with Presstek, Inc., and from my position as a member of the Board of Directors of Lasertel, Inc., as well as all duties associated with any such positions.

     Sincerely,


     /s/ Neil M. Rossen
     ------------------
     Neil M. Rossen

                          [PRESSTEK LOGO APPEARS HERE]



               EMPLOYEE WORK PRODUCT AND NON-DISCLOSURE AGREEMENT


In consideration and as a condition of employment or continued employment by Presstek, Inc. or any subsidiary, division or affiliate thereof (collectively "Presstek"), the compensation paid therefor and the disclosure by Presstek of confidential and proprietary information, the undersigned employee (the "Employee") agrees as follows:

(a) Employee acknowledges that in the course of his or her employment, Employee will (i) be exposed to valuable confidential and proprietary information owned exclusively by Presstek or its licensors, and (ii) foreseeably create for the sole and exclusive benefit of Presstek, additional valuable confidential and proprietary information. Employee agrees to treat all such information as confidential and will not during his or her employment by Presstek or thereafter at any time disclose to others (except as his or her duties at Presstek may require) or use for his or her own benefit any Presstek proprietary information, including without limitation, any trade secrets, know how or confidential information pertaining to the business, work or investigations of Presstek.

(b) Employee agrees that all workproduct, including but not limited to ideas, inventions, improvements, discoveries, computer code, technical or business innovations, advertising and marketing materials, company policies and procedures, presentations and customer and prospect lists (collectively "Workproduct") created by Employee or under Employee's discretion or supervision, whether or not conceived during regular work hours or otherwise, which are along the lines of the business, work or investigations of Presstek or which result from or are suggested by any work Employee does for Presstek, except those workproducts acknowledged by Presstek which are listed and described in attached Schedule A to this Agreement, shall be the sole and exclusive property of Presstek, that any and all patents, copyrights and other proprietary interests therein shall belong to Presstek, and that the other provisions of this Agreement shall fully apply to all such Workproduct.

(c) Employee hereby assigns and transfers to Presstek, his or her entire right, title and interest in and to all inventions, improvements or discoveries (whether or not patentable) made or conceived or first reduced to practice by him or her, whether solely or jointly with others, during the period of his or her employment with Presstek, whether or not conceived during regular work hours or otherwise, which are along the lines of the business, work or investigations of Presstek or which result from or are suggested by any work Employee does for Presstek.

(d) Employee acknowledges that all copyrightable Workproduct arising under this Agreement, including derivative works developed therefrom, is a work made for hire under 17 U.S.C.ss.ss.101 et seq. (the "Copyright Act"), which shall be the sole and exclusive property of Presstek. To the extent that any copyrightable Workproduct created by Employee may not be the sole property of Presstek

                          [PRESSTEK LOGO APPEARS HERE]


and/or may not be a work made for hire under the Copyright Act, Employee hereby transfers, grants and assigns to Presstek, its successors and assigns, all copyrights and all other right, title and interest in and to such Workproduct developed under this Agreement.

(e) Employee will assist Presstek in any reasonable manner to obtain for its own benefit patents, copyrights or other legal protection thereon in any and all countries, and will execute when requested, patent, copyright and other applications and assignments and any other lawful documents deemed necessary by Presstek to carry out the purposes of this Agreement, all without further consideration than provided for herein, but at the expense of Presstek. Employee further agrees that the obligations stated in this paragraph shall continue beyond the termination of his or her employment with Presstek, but if Employee is then called upon to render such assistance, Employee shall be entitled to a fair and reasonable per diem fee in addition to reimbursement of any expenses incurred at the request of Presstek.

(h) Without Presstek's express prior written consent, Employee will not during his or her employment by Presstek engage in any employment or activity other than for Presstek in any business in which Presstek is now or may hereafter become engaged.

(i) Employee agrees not to disclose to Presstek or use in any of his or her work with Presstek any proprietary information of any of Employee's prior employers or of any third party. Such information shall include, without limitation, (i) any trade secrets or confidential information with respect to the business, work or investigations of such prior employer or other third party, or (ii) any ideas, inventions, improvements, innovations or discoveries which do not constitute Workproduct as defined above. Employee further agrees that if he or she is assigned to develop any Workproduct during the course of his or her employment with Presstek where a question regarding the use of proprietary information of others could be raised, then Employee shall immediately inform his or her supervisor that continued work on such Workproduct could raise a question as to the origin and ownership of such Workproduct and request reassignment to another development project.

(j) This Agreement shall apply to all Presstek confidential and proprietary information, even where such information has been disclosed to Employee prior to the execution of this Agreement and shall continue in full force and effect until specific items of proprietary information covered by this Agreement either become public knowledge or independently come into the possession of Employee in a lawful manner unrelated to Employee's continued or previous employment with Presstek.

(k) Upon termination of Employee's employment by Presstek, all Presstek proprietary information and related materials released to Employee and all materials prepared or created by Employee in connection with his or her employment with Presstek, along with all copies and notes made thereof, in any format or media, shall be returned promptly to Presstek along with a signed certification that Employee has done so.

                          [PRESSTEK LOGO APPEARS HERE]



(l) Employee represents that he or she has no agreements with or obligations to others that conflict with the foregoing, or with Employee's employment with Presstek generally.

This Agreement shall be construed in accordance with the laws of the State of New Hampshire. This Agreement replaces any agreements previously signed by Employee relating to Employee's employment by Presstek. This Agreement shall inure to the benefit of the successors and assigns of Presstek, shall be binding upon Employee's heirs, assigns and personal and legal representatives, and may not be modified or terminated, in whole or part, except by a writing signed by an authorized representative of Presstek. This Agreement shall not be deemed to create an employment arrangement between Presstek and Employee, and Employee acknowledges that Employee's employment by Presstek is an "at will" relationship.


      EMPLOYEE                                         PRESSTEK, INC.

/s/ Neil Rossen                                 By: /s/ Cathy Cavanna
---------------------                               ---------------------

7/16/98                                             7/16/98
---------------------                               ---------------------
         Date                                                Date

                          [PRESSTEK LOGO APPEARS HERE]


                                   Schedule A
                         Employee Workproduct Exceptions



Item Name and Description                         Presstek Acknowledgement
-------------------------                         ------------------------



1.
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2.
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3.
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4.
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5.
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6.
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     ------------------------------